Gerben Bakker

CHANGE IN CONTROL SEVERANCE AGREEMENT

This Change in Control Severance Agreement (the “Agreement”) is dated as of January 24, 2014 (the “Effective Date”), by and between Hubbell Incorporated, a Connecticut corporation (the “Company”), and Gerben Bakker (the “Executive”).

WHEREAS, the Company’s Board of Directors (the “Board”) considers the continued services of key executives of the Company to be in the best interests of the Company and its stockholders;

WHEREAS, the Board desires to assure, and has determined that it is appropriate and in the best interests of the Company and its stockholders to reinforce and encourage, the continued attention and dedication of key executives of the Company to their duties of employment without personal distraction or conflict of interest in circumstances which could arise from the occurrence of a Change in Control (as defined below);

WHEREAS, the Company’s Board of Directors has authorized the Company to enter into change in control severance agreements with those key executives of the Company and any of its respective subsidiaries (all of such entities, with the Company hereinafter referred to as an “Employer”), such agreements to set forth the severance compensation which the Company agrees under certain circumstances to pay such executives;

WHEREAS, the Executive is a key executive of an Employer and has been designated by the Board as an executive to be offered such a change in control severance agreement with the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Agreement” shall have the meaning set forth in the preamble hereto.

(b) “Benefit Continuation Period” shall mean the 30 month period immediately following the date of the Qualifying Event.

(c) “Board” shall have the meaning set forth in the recitals hereto.

(d) “Bonus” shall mean the average of the actual bonuses paid or payable to the Executive under any Company annual incentive compensation plans for the three consecutive fiscal year period immediately prior to the year in which the Change in Control occurs.

(e) “Cause” shall mean:

(i) the willful and continued failure of the Executive to perform substantially all of his duties with an Employer (other than any such failure resulting from Disability), after a written demand for substantial performance is delivered to the Executive

Gerben Bakker

by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties;

(ii) the willful engaging by the Executive in gross misconduct which is materially and demonstrably injurious to the Company or any Employer; or

(iii) the conviction of, or the plea of guilty or nolo contendere to, a felony;

provided that a termination of the Executive for Cause shall be made by delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a three-fourths majority of the non-employee directors of the Company or of the ultimate parent of the entity which caused the Change in Control (if the Company has become a subsidiary) at a meeting of such directors called and held for such purpose, after 30 days prior written notice to the Executive specifying the basis for such termination and the particulars thereof and a reasonable opportunity for the Executive to cure or otherwise resolve the behavior in question prior to such meeting, finding that in the reasonable judgment of such directors, the conduct or event set forth in any of clauses (i), (ii) or (iii) above has occurred and that such occurrence warrants the Executive’s termination.

(f) “Change in Control” shall mean any one of the following:

(i) Continuing Directors during any 12 month period no longer constitute a majority of the Directors;

(ii) any person, or persons acting as a group (within the meaning of Treas. Reg. §1.409A-3(i)(5)(vi)(D)), acquires (or has acquired within the 12 month period ending on the date of the last acquisition by such person or persons), directly or indirectly, thirty percent (30%) or more of the voting power of the then outstanding securities of the Company entitled to vote for the election of Directors; provided that this Section 1(f)(ii) shall not apply with respect to any acquisition of securities by (A) the trust under a Trust Indenture dated September 2, 1957 made by Louie E. Roche, (B) the trust under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell, and (C) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Company or any affiliate of the Company;

(iii) any person, or persons acting as a group (within the meaning of Treas. Reg. §1.409A-3(i)(5)(v)(B)), acquires ownership (including any previously owned securities) of more than fifty percent (50%) of either (x) the voting power value of the then outstanding securities of the Company entitled to vote for the election of Directors or (y) the fair market value of the Company; provided that this Section 1(f)(iii) shall not apply with respect to any acquisition of securities by (A) the trust under a Trust Indenture dated September 2, 1957 made by Louie E. Roche, (B) the trust under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell, and (C) any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Company or any affiliate of the Company; or

(iv) a sale of substantially all of the Company’s assets;

provided that the transaction or event described in Section 1(f)(i), (ii), (iii) or (iv) constitutes a “change in control event” as defined in Treas. Reg. §1.409A-3(i)(5).

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(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Company” shall have the meaning set forth in the preamble hereto.

(i) “Continuing Director” shall mean any individual who is a member of the Board on December 9, 1986 or was designated (before such person’s initial election as a Director) as a Continuing Director by 2/3 of the then Continuing Directors.

(j) “Director” shall mean an individual who is a member of the Board on the relevant date.

(k) “Disability” shall mean the Executive’s absence from the full-time performance of the Executive’s duties (as such duties existed immediately prior to such absence) for 180 consecutive business days, when the Executive is disabled as a result of incapacity due to physical or mental illness.

(l) “Effective Date” shall have the meaning set forth in the preamble hereto.

(m) “Employer” shall have the meaning set forth in the recitals hereto.

(n) “Excise Tax” shall have the meaning set forth in Section 7.

(o) “Executive” shall have the meaning set forth in the preamble hereto.

(p) “Good Reason” shall mean the occurrence, within the term of this Agreement, of any of the following without the Executive’s express written consent:

(i) after a Change in Control, any material reduction in the Executive’s base salary from that which was in effect immediately prior to the Change in Control, any material reduction in the Executive’s annual cash bonus below such bonus paid or payable in respect of the calendar year immediately prior to the year in which the Change in Control occurs, or any material reduction in the Executive’s aggregate annual cash compensation (including base salary and bonus) from that which was in effect immediately prior to the Change in Control;

(ii) any material and adverse diminution in the Executives’ duties, responsibilities, status, position or authority with the Company or any of its affiliates following a Change in Control; provided, however, that no such diminution shall be deemed to exist solely because of changes in the Executive’s duties, responsibilities or titles as a consequence of the Company ceasing to be a company with publicly-traded securities or becoming a wholly-owned subsidiary of another company;

(iii) any relocation of the Executive’s primary workplace to a location that is more than 35 miles from the Executive’s primary workplace as of the date immediately prior to the Change in Control; or

(iv) any failure by the Company to obtain from any successor to the Company an agreement reasonably satisfactory to the Executive to assume and perform this Agreement, as contemplated by Section 13(a) hereof;

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provided that, notwithstanding the foregoing, the Executive may not resign his employment for Good Reason unless (x) the Executive provides the Company with at least 30 days prior written notice of his intent to resign for Good Reason (which notice is provided not later than the 60th day following the occurrence of the event constituting Good Reason) and (y) the Company does not cure or resolve the behavior otherwise constituting Good Reason within such 30 day period.

(q) “Notice of Termination” shall have the meaning set forth in Section 3(c).

(r) “Other Agreement” shall have the meaning set forth in Section 12(b).

(s) “Parachute Value” shall mean of a Payment shall mean the present value as of the date of the Change in Control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2) of the Code, as determined for purposes of determining whether and to what extent the Excise Tax will apply to such Payment.

(t) “Payment” shall have the meaning set forth in Section 7.

(u) “Prior Agreement” shall have the meaning set forth in the recitals hereto.

(v) “Qualifying Event” shall have the meaning set forth in Section 4.

(w) “Release” shall have the meaning set forth in Section 5(a).

(x) “Release Expiration Date” shall have the meaning set forth in Section 5(a).

(y) “Retirement” shall mean the Executive’s voluntary Separation from Service pursuant to late, normal or early retirement under a pension plan sponsored by an Employer, as defined in such plan, but only if such retirement occurs prior to a termination by an Employer without Cause or by the Executive for Good Reason.

(z) “Safe Harbor Amount” shall mean 2.99 times the Executive’s “base amount,” within the meaning of Section 280G(b)(3) of the Code.

(aa) “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder.

(bb) “Separation from Service” shall have the meaning set forth in Section 3(b).

(cc) “Severance Multiple” shall mean 2.50; provided, however, that notwithstanding the foregoing, for each full month that elapses during the period beginning on the date the Executive attains age 63 and ending on the date the Executive attains age 65, the Severance Multiple shall be reduced by an amount equal to the product of (i) 1/24 and (ii) the excess of (A) the original Severance Multiple set forth above over (B) 1.0 (rounded to the nearest hundredth).

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(dd) “Supplemental Retirement Plan” shall mean (i) the Company’s Amended and Restated Supplemental Executive Retirement Plan, (ii) the Company’s Supplemental Management Retirement Plan, (iii) the Company’s Amended and Restated Top Hat Restoration Plan, and (iv) the Company’s Defined Contribution Restoration Plan.

(ee) “Target Bonus” shall have the meaning set forth in Section 4(b)(i)(C).

2. Term. This Agreement shall become effective on the Effective Date and shall remain in effect until the first anniversary of the Effective Date; provided, however, that this Agreement shall automatically renew on each successive anniversary of the Effective Date unless an Employer provides the Executive, in writing, at least 90 days prior to the renewal date, notice that this Agreement shall not be renewed; provided, further, that such notice of non-renewal may not be provided at any time following the date an agreement is signed by the Company which, if consummated, would result in a Change in Control. Notwithstanding the foregoing, in the event that a Change in Control occurs at any time prior to the termination of this Agreement in accordance with the preceding sentence, this Agreement shall not terminate until the second anniversary of the Change in Control (or, if later, the second anniversary of the consummation of the transaction(s) contemplated in the Change in Control).

3. Eligibility for Compensation.

(a) Change in Control. No compensation or other benefit pursuant to Section 4 hereof shall be payable under this Agreement unless and until either:

(i) a Change in Control shall have occurred while the Executive is an employee of an Employer and the Executive’s employment by an Employer thereafter shall have terminated in accordance with Section 3(b)(i) hereof; or

(ii) the Executive’s employment by an Employer shall have terminated in accordance with Section 3(b)(ii) hereof prior to the occurrence of a Change in Control.

(b) Termination of Employment. The Executive shall be entitled to the compensation provided for in Section 4 hereof if:

(i) within two years after a Change in Control, the Executive’s employment is terminated (A) by an Employer for any reason other than (I) the Executive’s Disability or Retirement, (II) the Executive’s death or (III) for Cause, or (B) by the Executive with Good Reason; or

(ii) (A) an agreement is signed which, if consummated, would result in a Change in Control, (B) the Executive’s employment is terminated by an Employer without Cause or by the Executive with Good Reason prior to the consummation of such Change in Control, (C) the Executive’s termination of employment is at the direction of the acquiror or merger partner or otherwise in connection with the anticipated Change in Control, and (D) such Change in Control actually occurs;

provided that the Executive’s termination of employment described in Section 3(b)(i) or 3(b)(ii) constitutes a “separation from service” (within the meaning of Treas. Reg. §1.409A-1(h)) (a “Separation from Service”).

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(c) Notice of Termination. Any purported termination of the Executive’s employment (other than on account of the Executive’s death) with an Employer shall be communicated by a Notice of Termination to the Executive, if such termination is by an Employer, or to an Employer, if such termination is by the Executive. For purposes of this Agreement, “Notice of Termination” shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to be a basis for termination of the Executive’s employment under the provisions so indicated. For purposes of this Agreement, no purported termination of the Executive’s employment with an Employer shall be effective without such a Notice of Termination having been given.

4. Compensation upon Qualifying Termination. Subject to the Executive’s execution and non-revocation of a Release pursuant to Section 5(a), upon the date of (x) the Executive’s termination of employment pursuant to Section 3(b)(i) or (y) the consummation of a Change in Control pursuant to Section 3(b)(ii) (each, a “Qualifying Event”), the Executive shall become entitled to receive the following payments and benefits at the time set forth in Section 5(b):

(a) Severance. The Company shall pay or cause to be paid to the Executive a cash severance amount equal to the product of (i) the Severance Multiple and (ii) the sum of (A) the Executive’s annual base salary on the date of the Change in Control (or, if higher, the annual base salary in effect immediately prior to the giving of the Notice of Termination), and (B) the Executive’s Bonus. This cash severance amount shall be payable in a lump sum calculated without any discount.

(b) Additional Payments and Benefits. The Executive shall also be entitled to receive:

(i) a lump-sum cash payment equal to the sum of (A) the Executive’s accrued but unpaid base salary through the date of Separation from Service, (B) the unpaid portion, if any, of bonuses previously earned by the Executive pursuant to any Company annual incentive compensation plans, (C) the pro rata portion of 100% of the Executive’s then-current target bonus (as previously established by the Compensation Committee) (the “Target Bonus”), calculated through the date of the Qualifying Event, and (D) an amount equal to any accrued vacation pay, in each case in full satisfaction of the Executive’s rights thereto;

(ii) a lump-sum cash payment equal to the excess of (A) the present value of the payments that the Executive would be entitled to receive under the Supplemental Retirement Plans in which the Executive is eligible to participate immediately prior to the Qualifying Event, assuming that the Executive receives (1) additional service credit for purposes of eligibility, vesting and benefit accrual under such Supplemental Retirement Plans, to the extent applicable, with respect to the number of months equal to the Benefit Continuation Period and (2) additional age credit under such Supplemental Retirement Plans with respect to the number of months equal to the Benefit Continuation Period solely to the extent applicable for purposes of calculating any early retirement reduction (in each case, calculated using the assumptions set forth under such Supplemental Retirement Plans) over (B) the present value of the payments that the Executive would be entitled to receive under such Supplemental Retirement Plans absent the additional service and age credit credited pursuant to Sections 4(b)(ii)(A)(1) and (2);

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(iii) continued medical, dental, vision and life insurance coverage (excluding accident, death and disability insurance) for the Executive and the Executive’s eligible dependents or, to the extent such coverage is not commercially available, such other arrangements reasonably acceptable to the Executive, on the same basis as in effect immediately prior to the Change in Control or the Qualifying Termination, whichever is deemed to provide for more substantial benefits, during the Benefit Continuation Period; provided that the amount of benefits the Executive receives in any one year shall not affect the amount of benefits he may receive in any subsequent year; and

(iv) all other accrued or vested benefits and any compensation previously deferred in accordance with the terms of the applicable plan.

(c) Outplacement. If so requested by the Executive, outplacement services shall be provided for a period of one year by a professional outplacement provider selected by the Executive; provided, however, that such outplacement services shall be provided to the Executive at a cost to the Company of not more than fifteen percent (15%) of the Executive’s annual base salary immediately prior to the Qualifying Event.

5. Release; Timing of Payment; Withholding.

(a) Payments and benefits provided pursuant to Section 4 are conditioned on the Executive’s execution and non-revocation of a release of claims agreement and covenant not to sue in substantially the form attached hereto as Exhibit A (a “Release”). The Company shall deliver the Release to the Executive within seven (7) days following the date of the Qualifying Event (and the Company’s failure to deliver a Release prior to the expiration of such seven (7) day period shall constitute a waiver of any requirement to execute a Release) and the Executive shall be required to execute the Release on or prior to the Release Expiration Date. If the Executive fails to execute the Release on or prior to the Release Expiration Date or timely revokes his acceptance of the Release thereafter, the Executive shall not be entitled to receive any of the payments and benefits provided pursuant to Section 4. For purposes of this Agreement, “Release Expiration Date” shall mean the date that is 21 days following the date upon which the Company timely delivers the Release to the Executive, or, in the event that the Executive’s termination of employment is “in connection with an exit incentive or other employment termination program (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is 45 days following such delivery date.

(b) Except as otherwise provided in Section 10, all lump sum payments under Section 4 shall be paid on the first payroll date to occur on or after the 60th day following the Qualifying Event. For the avoidance of doubt, to the extent that the Executive is entitled to receive any lump sum payments with reference to any Supplemental Retirement Plans in connection with the Qualifying Event, pursuant to Section 4(b)(ii), the present value of his Supplemental Retirement Plan benefit(s) shall be calculated under the terms of the applicable Supplemental Retirement Plans and, for purposes of determining the lump-sum payment under Section 4(a)(ii), such calculation of present value shall include any additional age and service credit provided pursuant to Section 4(b)(ii).

(c) Payments and benefits provided pursuant to Section 4 shall be subject to any applicable payroll and other taxes required to be withheld.

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6. Compensation upon Death, Disability or Retirement. If the Executive’s employment is terminated by reason of death, Disability or Retirement prior to any other termination, the Executive will be entitled to receive:

(a) the sum of (i) the Executive’s accrued but unpaid salary through the date of such termination, (ii) a pro-rata portion of the Executive’s Target Bonus for the year in which the Executive’s employment is terminated due to death or Disability (calculated through the date of such termination), and (iii) an amount equal to any accrued vacation pay; and

(b) other accrued or vested benefits and any compensation previously deferred in accordance with the terms of the applicable plans.

7. Excess Parachute Payments. If it is determined (as hereafter provided) that any payment or distribution by the Company or any Employer to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) by reason of being “contingent on a change in ownership or control” of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest or penalties, are hereafter collectively referred to as the “Excise Tax”), then, in the event that the after-tax value of all Payments to the Executive (such after-tax value to reflect the deduction of the Excise Tax and all income or other taxes on such Payments) would, in the aggregate, be less than the after-tax value to the Executive of the Safe Harbor Amount, (a) the cash portions of the Payments payable to the Executive under this Agreement shall be reduced, in the order in which they are due to be paid, until the Parachute Value of all Payments paid to the Executive, in the aggregate, equals the Safe Harbor Amount, and (b) if the reduction of the cash portions of the Payments, payable under this Agreement, to zero would not be sufficient to reduce the Parachute Value of all Payments to the Safe Harbor Amount, then any cash portions of the Payments payable to the Executive under any other agreements, policies, plans, programs or arrangements shall be reduced, in the order in which they are due to be paid, until the Parachute Value of all Payments paid to the Executive, in the aggregate, equals the Safe Harbor Amount, and (c) if the reduction of all cash portions of the Payments, payable pursuant to this Agreement or otherwise, to zero would not be sufficient to reduce the Parachute Value of all Payments to the Safe Harbor Amount, then non-cash portions of the Payments shall be reduced, in the order in which they are due to be paid, until the Parachute Value of all Payments paid to the Executive, in the aggregate, equals the Safe Harbor Amount. All calculations under this section shall be determined by the Company and the Company’s outside auditors.

8. Expenses. In addition to all other amounts payable to the Executive under this Agreement, during the term of this Agreement and for a period of twenty (20) years following the Qualifying Event, the Company shall pay or reimburse the Executive for legal fees (including, without limitation, any and all court costs and attorneys’ fees and expenses) incurred by the Executive in connection with or as a result of any claim, action or proceeding brought by the Company or the Executive with respect to or arising out of this Agreement or any provision hereof; provided, however, that in the case of an action brought by the

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Executive, the Company shall have no obligation for any such legal fees if the Company is successful in establishing with the court that the Executive’s action was frivolous or otherwise without any reasonable legal or factual basis. All such expenses shall be reimbursed by December 31 of the year following the year in which the expense was incurred. The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year.

9. Offsets. Notwithstanding anything to the contrary in this Agreement, to the extent that the Executive receives severance or similar payments and/or benefits under any other Company plan, program, agreement, policy, practice or arrangement, or under the WARN Act or similar state law, the payments and benefits due to the Executive under this Agreement will be correspondingly reduced on a dollar-for-dollar basis.

10. Section 409A Delay. Notwithstanding anything to the contrary in this Agreement, if the Company determines that the Executive is deemed at the time of his Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of the payment of any portion of the amounts to which the Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion shall not be provided to the Executive prior to the earlier of (a) the expiration of the six-month period measured from the date of the Executive’s Separation from Service or (b) the date of the Executive’s death. Upon the expiration of the applicable deferral period under Section 409A(a)(2)(B)(i) of the Code, all payments deferred pursuant to this Section 10 shall be paid in a lump sum to the Executive, plus interest thereon from the date of the Executive’s Separation from Service through the payment date at a rate equal to the prime rate of interest as reported in the Wall Street Journal from time to time. Any remaining payments due under this Agreement shall be paid as otherwise provided herein.

11. Obligations Absolute; Non-Exclusivity of Rights; Joint and Several Liability.

(a) The obligations of the Company to make the payment to the Executive and to make the arrangements provided for herein shall be absolute and unconditional and, except as provided in Section 7 or 9, shall not be reduced by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or any third party at any time.

(b) Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any other Employer and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any agreements with the Company or any other Employer.

(c) Each entity included in the definition of “Employer” and any successors or assigns shall be jointly and severally liable with the Company under this Agreement.

12. Not an Employment Agreement; Effect on Other Rights.

(a) This Agreement is not, and nothing herein shall be deemed to create, a contract of employment between the Executive and the Company. Any Employer may terminate the employment of the Executive at any time, subject to the terms of this

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Agreement and/or any employment agreement or arrangement between an Employer and the Executive that may then be in effect.

(b) With respect to any employment agreement with the Executive in effect immediately prior to a Change in Control, nothing herein shall have any effect on the Executive’s rights thereunder; provided, however, that in the event of the Executive’s termination of employment in accordance with Section 3(b) hereof, this Agreement shall govern solely for the purpose of providing the terms of all payments and additional benefits to which the Executive is entitled upon such termination and any payments or benefits provided under any employment agreement with the Executive in effect immediately prior to the Change in Control shall reduce the corresponding type of payments or benefits hereunder. Notwithstanding the foregoing, in the event that the Executive’s employment is terminated prior to the occurrence of a Change in Control under the circumstances provided for in Section 3(b)(ii) and such circumstances also entitle the Executive to payments and benefits under any other employment or other agreement as in effect prior to the Change in Control (and “Other Agreement”), then, until the Change in Control occurs, the Executive will receive the payments and benefits to which he is entitled under such Other Agreement. Upon the occurrence of the Change in Control, the Company will pay to the Executive in cash the amount to which he is entitled under this Agreement (reduced by the amounts already paid under the Other Agreement) in respect of cash payments and shall provide or increase any other noncash benefits to those provided for hereunder (after taking into account noncash benefits, if any, provided under such Other Agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any other Employer shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

13. Successors; Binding Agreement; Assignment.

(a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business of the Company, by agreement to expressly, absolutely and unconditionally assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive’s employment with the Company or such successor for Good Reason immediately prior to or at any time after such succession. Upon and following the assumption of this Agreement by a successor, “Company,” as used in this Agreement, shall mean (i) the Company (as defined above), and (ii) any successor to all the stock of the Company or to all or substantially all of the Company’s business or assets which executes and delivers an agreement provided for in this Section 13(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, including any parent or subsidiary of such a successor.

(b) This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If the Executive should die while any amount would be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s estate or designated beneficiary. Neither this Agreement nor any right arising hereunder may be assigned or pledged by the Executive.

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14. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement or contemplated hereby shall be in writing and shall be deemed to have been duly given when personally delivered, delivered by a nationally-recognized overnight delivery service or when mailed United States certified or registered mail, return receipt requested, postage prepaid, and addressed, in the case of the Company, to the Company at:

Hubbell Incorporated

40 Waterview Drive

P.O. Box 1000

Shelton, Connecticut 06484

Attention: General Counsel

and, in the case of the Executive, to the Executive at the address set forth on the execution page at the end hereof.

Either party may designate a different address by giving notice of change of address in the manner provided above, except that notices of change of address shall be effective only upon receipt.

15. Restrictive Covenants; Confidentiality.

(a) All payments and benefits provided under Section 4 are conditioned on and subject to the Executive’s continuing compliance with this Agreement and any other agreements regarding non-competition and non-solicitation of employees and customers.

(b) The Executive shall retain in confidence any and all confidential information concerning the Company and its respective business which is now known or hereafter becomes known to the Executive, except as otherwise required by law and except information (i) ascertainable and easily obtained from public information, (ii) received by the Executive at any time after the Executive’s employment by the Company shall have terminated, from a third party not employed by or otherwise affiliated with the Company, or (iii) which is or becomes known to the public by any means other than a breach of this Section 15(b). Upon the termination of his employment, the Executive will not take or keep any proprietary or confidential information or documentation belonging to the Company.

16. Entire Agreement; Amendments; No Waiver.

(a) This Agreement contains the entire understanding of the parties with respect to the subject matter described herein, and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The Executive represents and agrees that this Agreement supersedes the Prior Agreement, which shall no longer be in force or have any effect.

(b) No provision of this Agreement may be amended, altered, modified, waived or discharged unless such amendment, alteration, modification, waiver or discharge is agreed to in writing and signed by the Executive and such officer of the Company as shall be specifically designated by the Board.

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(c) No waiver by either party, at any time, of any breach by the other party of, or of compliance by the other party with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar provision or condition of this Agreement or any other breach of or failure to comply with the same condition or provision at the same time or at any prior or subsequent time.

17. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party hereto waives such provision of law which renders any provision of this Agreement invalid, illegal or unenforceable.

18. Governing Law; Venue. The validity, interpretation, construction and performance of this Agreement shall be governed on a non-exclusive basis by the laws of the State of Connecticut without giving effect to its conflict of laws rules. For purposes of jurisdiction and venue, the Company and each Employer hereby consents to jurisdiction and venue in any suit, action or proceeding with respect to this Agreement in any court of competent jurisdiction in the state in which the Executive resides at the commencement of such suit, action or proceeding and waives any objection, challenge or dispute as to such jurisdiction or venue being proper.

19. Section 409A Compliance. To the extent applicable, this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any compensation or benefits payable under this Agreement will be immediately taxable to the Executive under Section 409A, the Company reserves the right (without any obligation to do so or to indemnify the Executive for failure to do so) to (a) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments, policies and procedures with retroactive effect, that the Company determines to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement and to avoid less favorable accounting or tax consequences for the Company and/or (b) take such other actions as the Company determines to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with Section 409A from the Executive or any other individual to the Company or any of its affiliates, employees or agents.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to constitute one and the same instrument.

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Gerben Bakker

IN WITNESS WHEREOF, the parties hereto have executed this Change in Control Severance Agreement as of the date first above written.

HUBBELL INCORPORATED

By:	/s/ Stephen M. Mais
Vice President, Human Resources

EXECUTIVE

/s/ Gerben Bakker
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Gerben Bakker

EXHIBIT A

WAIVER AND RELEASE OF CLAIMS AGREEMENT

[__________] (the “Releasor”) on behalf of himself and his spouse and child or children (if any), and his heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns, hereby forever releases and discharges Hubbell Incorporated, a Connecticut corporation (the “Company”), and any of its past, present, or future parent, affiliated, related, and/or subsidiary entities, and all of the past and present directors, shareholders, officers, general or limited partners, members, employees, agents, attorneys, advisors, representatives, successors and assigns of such entities, and employee benefit plans in which the Releasor is or has been a participant by virtue of his employment with the Company (collectively, the “Releasees”), from, and covenants not to sue any of the Releasees with respect to, any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which the Releasor has or may have had against such Releasees or any of them arising out of, resulting from, relating to, based upon or otherwise in connection with, in whole or in part, any events or circumstances arising or occurring on or prior to the date this Waiver and Release of Claims Agreement (the “Release”) is executed, including, without limitation, any and all Claims directly or indirectly arising out of, relating to or in any other way involving in any manner whatsoever (a) the Releasor’s employment with the Company or its subsidiaries or the termination thereof, (b) the Releasor’s status at any time as a holder of any securities of the Company and (c) any and all Claims arising under federal, state, or local laws relating to employment, or securities, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, and similar state or local statutes, ordinances, and regulations; provided, however, notwithstanding anything to the contrary set forth herein, that this general release shall not extend to benefit claims under employee benefit plans in which the Releasor is a participant by virtue of his employment with the Company or its subsidiaries.

The Releasor understands that this Release includes a release of claims arising under the Age Discrimination in Employment Act (ADEA). The Releasor understands and warrants that he has been given a period of 21 days to review and consider this release. The Releasor further warrants that he understands that he may use as much or all of his 21-day period as he wishes before signing, and warrants that he has done so. The Releasor further warrants that he understands that, with respect to the release of age discrimination claims only, he has a period of seven days after executing on the second signature line below to revoke the release of age discrimination claims by notice in writing to the Company.

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Gerben Bakker

The Releasor is hereby advised to consult with an attorney prior to executing this Release. By his signature below, the Releasor warrants that he has had the opportunity to do so and to be fully and fairly advised by that legal counsel as to the terms of this Release.

ACKNOWLEDGEMENT (AS TO ALL CLAIMS
OTHER THAN AGE DISCRIMINATION CLAIMS)

The undersigned, having had full opportunity to review this Release with counsel of his choosing, signifies his agreement to the terms of this Release (other than as it relates to age discrimination claims) by his signature below.

[Releasor]	Date

ACKNOWLEDGEMENT (AGE DISCRIMINATION CLAIMS)

The undersigned, having had full opportunity to review this release with counsel of his choosing, signifies his agreement to the terms of this release (as it relates to age discrimination claims) by his signature below.

[Releasor]	Date
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